THERMON APPOINTS JAN L. SCHOTT AS CHIEF FINANCIAL OFFICER
AND PROMOTES GREG LUCAS TO CHIEF ACCOUNTING OFFICER

AUSTIN, TX / ACCESSWIRE / September 25, 2024 - Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon" or the "Company"), a global leader in industrial process heating solutions, today announced two key additions to its senior leadership team. Jan L. Schott will join the Company as Senior Vice President and Chief Financial Officer, effective October 14, 2024, and Greg Lucas has been promoted to the role of Vice President and Chief Accounting Officer, effective as of the same date.
Ms. Schott brings more than 30 years of global financial, commercial and operational experience to Thermon, with a deep background across the energy verticals. Prior to joining Thermon, Ms. Schott served as Executive Vice President and Chief Financial Officer of TG Natural Resources where she led several multi-billion dollar financings and oversaw the integration of a $3.0 billion acquisition. Before TG Natural Resources, Ms. Schott served as Chief Financial Officer of Texas Crude Energy LLC, where she managed the successful implementation of a new ERP system. Earlier in her career, Ms. Schott was Chief Financial Officer at Goodrich Petroleum Corporation (NYSE: GDP) and held various senior financial and accounting roles at APA Corporation (NASDAQ: APA). She is a certified public accountant and holds a B.B.A. in accounting from Texas A&M University.
Mr. Lucas has been promoted to the role of Chief Accounting Officer. Mr. Lucas has served as the Company’s Vice President, Corporate Controller and has managed the Company’s accounting and financial reporting organization since 2020, where he has been instrumental in driving process improvements and has enhanced the public disclosures in our quarterly and annual reporting. Greg served as interim principal financial officer and principal accounting officer of the Company since April 2024. Mr. Lucas is a certified public accountant and holds a B.B.A. from East Texas Baptist University and an M.B.A. from Texas A&M University.
“Jan is a proven public company finance executive who brings significant financial expertise and deep capital markets experience to the role of Chief Financial Officer,” commented Bruce Thames, President and Chief Executive Officer of Thermon. “Jan has a demonstrated track-record of disciplined financial management and complex financial transaction execution that will make her a valuable partner in our ongoing efforts to drive growth and operational excellence across the organization. Greg has been a key member of our team since joining Thermon four years ago, including his contributions as interim principal financial officer over the last six months. A strong financial reporting and accounting team is a critical factor in our efforts to scale up our business, so we are very fortunate to have two capable and seasoned executives such as Jan and Greg to lead our finance organization going forward.”
“Thermon is a high-performance organization with a disciplined focus on operational excellence, and I am extremely excited to be joining the Company and continuing to build on this legacy,” stated Ms. Schott. “I look forward to working with Bruce, our executive leadership team, and the entire finance organization as we continue to execute on the key pillars of Thermon's long-term value creation strategy.”
“We have built a strong culture of efficiency, agility, and accountability within our accounting and financial reporting organization,” added Mr. Lucas, new Chief Accounting Officer of Thermon. “I look forward to working with Jan and contributing to the successful execution of our strategic initiatives.”

About Thermon
Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

CONTACT:

1

Ivonne Salem, Vice President, FP&A and Investor Relations
(512) 690-0600
Investor.Relations@thermon.com

2